SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2005
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Date of Report
(Date of Earliest Event Reported)

The Furia Organization, Inc.
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(Exact name of registrant as specified in its charter)

Delaware	000-13910	95-3931129
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

2233 Ridge Road, Suite 102, Rockwall, TX 75087
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(Address of principal executive offices)

972.722.9999
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(Registrant's telephone number, including area code)

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

       See Item 5.02 below.

Item 3.02  Unregistered Sale of Equity Securities.

       On December 12, 2005, the Board of Directors of the Company authorized the issuance of 300,000 shares or its restricted common stock to Randy Moseley as part of an employment compensation agreement as set forth in Item 5.02 below. The shares shall be vested to Mr. Moseley in annual increments of 100,000 shares beginning December 12, 2006.

       All of such securities were issued in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 thereunder.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 12, 2005, The Furia Organization, Inc. ( The "Company") entered into a three year employment agreement with Randy Moseley who agreed to become Executive Vice President and Chief Financial Officer of the Company, effective immediately. Mr. Moseley will receive an annual base salary of $60,000, $120,000 and $120,000, respectively, over the three term of the agreement and be eligible for a discretionary bonuses as determined by the Company's board of directors based on both individual and Company performance. On December 12, 2005 Mr. Moseley was granted 300,000 shares of the Company's restricted common stock. The shares will vest in three equal installments on the first, second and third anniversaries of the date of employment agreement. The employment agreement is attached as Exhibit 10.1 and is incorporated herein by reference.

Mr. Moseley 58, is also currently Executive Vice President and Chief Financial Officer of Urban Television Network Corporation, which position he has held since 2001 when he co-founded the network. Prior to 2001, Mr. Moseley served as Executive Vice President and Chief Financial Officer of Tensor Information Systems, Inc., a custom software development company based in Fort Worth, Texas from November 1999 - June 2001. Prior to joining Tensor, Mr. Moseley served as Executive Vice President and Chief Financial Officer for American Independent Network, Inc. ("AIN"), a network for independent Broadcast television stations and cable operators. AIN merged with Hispanic Television Network, Inc. in November 1999 and its name changed to Hispanic Television Network, Inc. Previously, Mr. Moseley held positions with Jerry Lancaster & Associates Inc. and Ernst & Young. Mr. Moseley received a bachelor's degree in business administration from Southern Methodist University and is a certified public accountant. Mr. Moseley has affiliations with the Texas Society of CPAs and the American Institute of CPAs.

Item 9.01 Financial Statements and Exhibits

           (a)   Financial Statements

None

           (b)   Exhibits

             10.1 Employment Agreement between The Furia Organization, Inc. and Randy Moseley dated December 12, 2005

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K current report to be signed on its behalf by the undersigned hereunto duly authorized.

December 13, 2005	The Furia Organization, Inc.

By: /s/ Michael. D. Alexander

Michael D. Alexander
Chief Executive Officer

Exhibit 10.1

EMPLOYMENT AGREEMENT

       This Employment Agreement ("Agreement") is made and entered into effect as of the 12th day of December, 2005, by and between The Furia Organization, Inc., ("Employer" or "Company"), a Delaware corporation and Randy Moseley ("Employee").

WITNESSETH:

       WHEREAS, The Employer is engaged in or plans to offer comprehensive truck brokerage, logistics, and intermodal transportation services for the freight industry;

       WHEREAS, In order to achieve its corporate and business objectives, Employer has a vital need for an experienced and qualified Executive Vice President - Chief Financial Officer;

       WHEREAS, Employee is an experienced and highly qualified Executive Vice President - Chief Financial Officer with the ability to coordinate and manage a corporation and its financial operations;

       WHEREAS, Employer and Employee mutually desire to agree upon the terms of Employee's employment with Employer;

NOW THEREFORE, Employer and Employee hereby agree as follows:

I. TERM

       Subject to the provisions of Article V, VI, and VII hereof Employer hereby agrees to employee and Employee hereby agrees to be employed by Employer for a three (3) year period beginning on the date of this agreement.

II. DUTIES

       The Employee is engaged initially to serve as Executive Vice President -Chief Financial Officer and shall perform all duties required by Employer including, but not limited to those duties and functions normally performed by the Executive Vice President - Chief Financial Officer subject always to the policies set by the Board of Directors of The Furia Organization, Inc., a Delaware corporation, and such other duties to include:

(a)

Performing all acts, duties and responsibilities necessary to the business of Employer and as may be required from time to time and customarily performed by such an officer of a corporation including, but not limited to, managing the financial related operations of the Company.

(b)	Participate in the establishment and implementation of the corporate structure and strategic operating plan for the Company.

       Employee shall spend the necessary time on a weekly basis to perform the duties assigned by employer.

III. EXTENT OF SERVICE

       The Employee agrees to perform the duties described in Article II hereof to the best of his ability, and to Employer's reasonable satisfaction.

IV. COMPENSATION AND BENEFITS

       A. SALARY

As compensation for the services to be rendered by the Employee to Employer as described in Article II hereof, during the term hereof, Employer shall pay Employee an initial base salary of Sixty Thousand Dollars ($50,000.00) during year one and One Hundred Twenty Thousand Dollars ($120,000.00) per year during years two and three ("Base Salary"). The Base Salary shall be paid to Employee semi-monthly, commencing on the effective date hereof, in equal installments. The Employee shall be eligible for bonuses as determined by the Board of Directors and/or the compensation committee.

       B OTHER BENEFITS

       (1)   Employer shall issue Employee Three Hundred Thousand shares of The Furia Organization, Inc. restricted common stock that shall be vested annually to Employee at the rate of 100,000 shares on December 12, 2006, 2007 and 2008.

       (2)   Employee shall be entitled to a vacation each year during the term of this Agreement of not less than two (2) weeks per year, at a time or times reasonably agreeable to both Employer and Employee, during which time his salary shall be paid in full.

       (3)   At such time as Employer shall establish medical and dental insurance for its employees, Employer shall furnish, at Employer's expense, Employee with medical and dental insurance for Employee and his family.

       (4)   Employee shall be reimbursed by Employer for all reasonable and substantiated business expenses hereunder.

V. TERMINATION OF EMPLOYMENT ON ACCOUNT OF OTHER REASONS

       A.   Termination Without Cause.

       In the event that the Employee's employment with Employer is terminated by Employer without cause at any time during the term of this Agreement, for any reason other than death or disability or Paragraph B below, Employee shall be entitled to receive, and Employer shall pay the compensation determined in accordance with the provisions of Paragraph IV hereof as well as the value of any accrued and unpaid benefits, bonuses as well as expense reimbursements, for the remainder of the Term hereof commencing upon notice of termination without cause, but in no event shall Employee be paid such compensation for less than one (1) year.

       B. Termination With Cause.

       In the event that Employee's employment under this Agreement is terminated, at any time by Employer, during the term of this Agreement for cause, Employee shall be entitled to receive a ninety day written notice from Employer. During said ninety (90) day period, Employee shall be entitled to receive full compensation and benefits as well as reimbursement of any expenses due. Employee shall not be entitled to earn any further incentive bonus or benefits. "Termination with cause" shall mean the willful breach or habitual neglect of duties of Employee described in Article II hereof.

       C.   Employee shall have the right to terminate his employment hereunder at anytime for nonpayment of salary or for dissatisfaction. In the event of such termination, Employee shall be paid his Base Salary in effect at that time and any accrued and unpaid benefits and bonuses as well as any expense reimbursements due.

VI. RESTRICTIVE COVENANTS

       It is understood and agreed that during the period in which Employee is employed under this Agreement Employee shall not engage or enter into any business activity which competes with any business activity as that carried on by Employer or any subsidiary of Employer at any time, either directly or indirectly, as an owner, partner, employee or as a stockholder, officer, or director of any corporation or organization so engaged. If Employee is terminated or is no longer employed by Employer for any reason, there shall be no restrictions on Employee's business activities or employment.

VII. MODIFICATION OF AGREEMENT

       This Agreement may be modified by the parties hereto only by written supplemental agreement executed by both parties.

VIII. NOTICE

       Any notice required or permitted to be given hereunder shall be sufficient if in writing and if sent by registered or certified mail, postage prepaid, addressed as follows:

If To Employer:
The Furia Organization, Inc.
2233 Ridge Road, Suite 102
Rockwell, Texas 75087

If To Employee:
Randy Moseley
645 CR 393
Stephenville, Texas 76401

IX. WAIVER OF BREACH

       The Waiver by Employer of any breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

TITLES

       The titles of the Articles in this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

XI. GOVERNING LAW

       This Agreement has been executed and delivered in the State of Texas and its interpretation, validity and performance shall be construed and enforced in accordance with the laws of such State. If any provision of this Agreement is unenforceable, invalid, or violates applicable law, such provision shall be deemed stricken and shall not affect the enforceablility of any other provision of this Agreement.

XII. ENTIRE AGREEMENT

       This instrument contains the entire agreement of the parties thereto.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this the 12th day of December, 2005.

EMPLOYER:	EMPLOYEE:
The Furia Organization, Inc.
A Delaware Corporation

/S/Mike Alexander	/s/ Randy Moseley
Mike Alexander, CEO/Sole Director	Randy Moseley